UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 31, 2017

Geospatial Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-04066	87-0554463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

229 Howes Run Road, Sarver, PA 16055

(Address of principal executive offices)

(724) 353-3400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 31, 2017, Geospatial Corporation (the “Company”) and David M. Truitt, the holder of three Secured Promissory Notes (collectively, the “Notes”) owed by the Company, entered into an Agreement and Amendment (the “Agreement”) pursuant to which, (i) the maturity date of the Notes was extended to June 1, 2018; (ii) the price at which the Notes are convertible to shares of the Company’s common stock was amended to institute a floor of $0.02; the interest rate on the Notes was amended to 15% per annum effective upon the execution of the Agreement; (iii) the event of default under the Notes was waived; and (iv) the Company delivered to Mr. Truitt a warrant to purchase 20,000,000 shares of the Company’s common stock at a price of $0.01 per share.  A copy of the Agreement is attached to this Current Report on Form 8-K as Exhibit 10.01, and the description of the Agreement contained herein is a summary and is qualified in its entirety by reference to the full text of the Agreement.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On August 31, 2017, the Company issued to a lender warrants to purchase 20,000,000 shares of its common stock at a price of $0.01 per share, which are exercisable through August 31, 2022. The issuance took place in a private placement transaction pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act and/or Regulation D.  The lender is an accredited investor, and the Company conducted the private placement without any general solicitation or advertisement, and with a restriction on resale.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits.

Exhibit

No.Description

10.1Agreement and Amendment dated August 31, 2017, by and between Geospatial Corporation and David M Truitt.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOSPATIAL CORPORATION

By:	/s/ Mark A. Smith
Name:	Mark A. Smith
Title:	Chief Executive Officer

Date: September 13, 2017

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